[Letterhead of Spector & Wong, LLP]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Securities Exchange Commission
Washington, D.C. 20549

We consent to the use of our report dated January 28, 2008 on the financial statements of Tri-Mark Mfg., Inc. for the years ended
December 31, 2007 and 2006.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 of our report dated January 28, 2008 for the year ended December 31, 2007 and to the reference to our Firm under the heading "Experts" in this Registration Statement.




/s/SPECTOR & WONG, LLP
-------------------------------
Spector & Wong, LLP
Pasadena, California
February 27, 2008




	See accompanying summary of accounting policies and notes to financial statements.